Interchange Financial Services Corporation Reports 27% Increase in Net Income for 2003

--Declares First Quarter 2004 Dividend of $0.125 Per Common Share, an Increase of 14% over Prior Year--

SADDLE BROOK, N.J.--(BUSINESS WIRE)--Jan. 21, 2004 ---Interchange Financial Services Corporation (the "Company") (Nasdaq:IFCJ), holding company of Bergen County's fast growing community bank, Interchange Bank (the "Bank"), today reported 2003 net income of approximately $16.4 million, up 27.1% from $12.9 million in 2002. For the full year, average diluted shares outstanding increased approximately 20.7% as compared to 2002; diluted earnings per share were $1.36, a 4.6% increase as compared to $1.30 in 2002. Fourth quarter net income was approximately $4.3 million, up 26.2%, while diluted earnings per share were $0.33, compared to $0.34 for the same period a year earlier. The increase in diluted shares outstanding for the fourth quarter and full year was a result of the Bridge View Bancorp acquisition ("Bridge View").

"Our fourth quarter asset mix and net interest margin was affected by unprecedented prepayments and modifications in our loan portfolio, as well as a slow down in residential mortgages during the third quarter and leading into the fourth quarter. This affected earnings per share on a year over year and a linked quarter basis. The trend reversed itself at the end of the quarter as commercial loan production accelerated. This, along with a continued demand for commercial loans, positions us well for 2004," stated President and Chief Executive Officer, Anthony Abbate.

Commenting further on the Company's performance, Mr. Abbate stated, "2003 proved to be a successful year for the Company, marked by a substantial increase in net income, as well as an expanded market presence due, in part, to the Bridge View acquisition. To capitalize on the Company's increased presence, we have initiated an aggressive marketing campaign throughout Bergen County to reinforce the benefits that our community bank offers. This campaign, combined with our steady financial growth, strongly positions the Company for the years ahead."

The full year results include Bridge View's operations from the date of its acquisition by the Company -- April 30, 2003. At that time, Bridge View had total assets of approximately $291 million, $184 million of loans and $259 million of deposits.

The Company declared a quarterly cash dividend of $0.125 per common share, for the first quarter of 2004, payable on February 20, 2004, to holders of record as of January 30, 2004. This dividend represents $0.50 per share on an annualized basis and an increase of 14% over the prior year.

Return on Average Assets

The Company generated a 1.35% return on average assets ("ROA") and a 13.54% return on average stockholders' equity ("ROE") for 2003 versus 1.43% and 17.35%, respectively, for 2002. For the fourth quarter of 2003, the Company's ROA was 1.26% and ROE was 12.16% as compared to 1.48% and 16.98% in the comparable 2002 period. The change in ROA for the year and the fourth quarter was a result of core deposit growth outpacing deployment of those funds into higher yielding loans and retaining an average life on the investment portfolio of approximately
2.5 years, which impacted the net interest margin. ROE declined mainly due to an increase in equity as a result of the acquisition of Bridge View.

Net Interest Income For the fourth quarter, net interest income, on taxable equivalent basis, increased $2.1 million, or 20.2% from the same period in 2002. The growth for the quarter was attributed to an increase in average interest earning assets of $355 million. For the full year 2003, net interest income increased $7.5 million, or 19.1%. The improvement was a result of a $251.2 million, or 29.8% increase, in average earning assets. The improvements in net interest income for the fourth quarter and the year were tempered by declines in the Company's net interest margin.

Non-Interest Income

For the fourth quarter and year ended December 31, 2003, non-interest income was $2.8 million and $10.6 million, respectively. This represents an increase of $1.1 million or 66% and $4.1 million or 64%, respectively, as compared to the same periods in 2002. Excluding net gains on sales of securities, non-interest income increased $916 thousand or 56% for the fourth quarter and $3.9 million or 66% for the year. Of these increases, approximately $632 thousand, or 69% for the fourth quarter and $3.0 million, or 77% for the year resulted from the Company's organic growth. The improvement as compared to the same periods last year was largely attributable to an increase in bank owned life insurance income, gains on sales of loans; and growth in service charges on deposits. Net gains on sale of securities increased approximately $200 thousand for the fourth quarter and year ended December 31, 2003 when compared to the same periods in the prior year.

Non-Interest Expense

Non-interest expense for the quarter amounted to $8.3 million, an increase of $1.9 million, or 30.8%, as compared to the same quarter in 2002. For the year, non-interest expense amounted to $31.2 million, an increase of $6.2 million, or 24.6%, as compared to the same period last year. The increase for each reporting period was due largely to the additional operating costs resulting from the merger with Bridge View. Also contributing to non-interest expense growth for the quarter and year, as compared to the same period in 2002, were normal increases related to salaries, benefits and occupancy expenses.

Total Loans

As of December 31, 2003, total loans were approximately $796.6 million, an increase of $180.9 million, or 29.4%, as compared to December 31, 2002. This increase was principally due to the Bridge View acquisition. The Company's non-performing assets were $8.8 million as compared to $6.1 million at December 31, 2003 and 2002, respectively. Non-performing assets represented 1.10% and 1.00%, of the total loans and foreclosed assets outstanding at the end of the respective periods. The Allowance for Loan and Lease Losses ("ALLL") totaled $9.6 million at December 31, 2003, and represented 112.5% of non-performing loans and leases and 1.21% of total loans and leases.

Post-Earnings Conference Call

The Bank will hold a conference call on Thursday, January 22, 2004, at 10 a.m. (Eastern Time) to discuss the financial results for its fourth quarter and fiscal year ending December 31, 2003. This webcast can be accessed through the Bank's website, www.interchangebank.com on the investor relations page, as well as the web address www.companyboardroom.com. The replay will begin shortly after the completion of the live call and will be available for approximately two weeks.

About Interchange Bank

Headquartered in Saddle Brook, NJ, Interchange Bank is one of Bergen County's largest independent commercial bank and a wholly owned subsidiary of Interchange Financial Services Corporation (Nasdaq:IFCJ). A thought leader in the industry, the Bank was among the first to implement a broad range of innovative services, including 24-hour, 7-day-a-week online banking and bill paying services, online stock trading, and the ability to apply for a loan online with an instant credit decision. Mutual funds and annuities are offered through the Bank's investment services. With $1.4 billion in assets and 29 branches, the Bank focuses its efforts on the local communities from which it derives deposits and generates loans. Through Interchange Bank's subsidiary, Interchange Capital Company, L.L.C., cost effective equipment leasing solutions are available to small- and middle market companies. For additional information, please visit the company's Web site at www.interchangebank.com.

In addition to discussing historical information, certain statements included in or incorporated into this report relate to the financial condition, results of operations and business of the Company which are not historical facts, but which are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used herein, the words "anticipate,"
"believe," "estimate," "expect," "will" and other similar expressions are generally intended to identify such forward-looking statements. Such statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in such Act, and we are including this statement for purposes of invoking these safe harbor provisions. These forward-looking statements include, but are not limited to, statements about the operations of the Company, the adequacy of the Company's allowance for losses associated with the loan portfolio, the prospects of continued loan and deposit growth, and improved credit quality. The forward-looking statements in this report involve certain estimates or assumptions, known and unknown risks and uncertainties, many of which are beyond the control of the Company, and reflect what we currently anticipate will happen in each case. What actually happens could differ materially from what we currently anticipate will happen due to a variety of factors, including, among others, (i) increased competitive pressures among financial services companies; (ii) changes in the interest rate environment, reducing interest margins or increasing interest rate risk; (iii) deterioration in general economic conditions, internationally, nationally, or in the State of New Jersey; (iv) the occurrence of acts of terrorism, such as the events of September 11, 2001, or acts of war; (v) legislation or regulatory requirements or changes adversely affecting the business of the Company, and (vi) losses in the Company's leasing subsidiary exceeding management's expectations, (vii) the risk that the businesses of the Company and Bridge View will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (viii) expected revenue synergies from the Company's acquisition of Bridge View may not be fully realized or realized within the expected time frame; (ix) revenues following the Company's acquisition of Bridge View may be lower than expected; (x) deposit attrition, operating costs, customer loss and business disruption following the Company's acquisition of Bridge View, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected and (xi) other risks detailed in reports filed by the Company with the Securities and Exchange Commission. Readers should not place undue expectations on any forward-looking statements. We are not promising to make any public announcement when we consider forward-looking statements in this document to be no longer accurate, whether as a result of new information, what actually happens in the future or for any other reason.


                      CONSOLIDATED BALANCE SHEETS
                        (dollars in thousands)

                                        December    December
                                           31,        31,
                                          2003       2002     Change
                                        _________  ________   ______
                                       (unaudited)
                Assets
Cash and due from banks                $   31,423  $ 23,266     35.1 %
Interest earning deposits                      12         -        -
Federal funds sold                              -    10,650   (100.0)

Securities                                452,060   252,512     79.0
Loans and leases
    Commercial                            510,667   338,530     50.8
    Commercial Lease Financing             28,427    26,356      7.9
    Consumer                              257,487   250,755      2.7
                                        _________  ________   ______
                                          796,581   615,641     29.4
Allowance for loan and lease losses        -9,641    -7,207     33.8
                                        _________  ________   ______
Net loans                                 786,940   608,434     29.3

Premises and equipment, net                20,343    10,512     93.5
Foreclosed real estate and other
 repossessed assets                            230      176    30.7
Bank Owned Life Insurance                  21,853    21,274      2.7
Goodwill and other intangible assets       58,826     1,678  3,405.7
Accrued interest receivable and other
 assets                                    14,185     7,830     81.2
                                        _________  ________  _______
     Total assets                      $1,385,872  $936,332     48.0
                                        =========  ========  =======

              Liabilities
Deposits                               $1,156,798  $815,672     41.8
Borrowings                                 72,109    27,390    163.3
Accrued interest payable and other
 liabilities                               13,772    12,590      9.4
                                        _________  ________   ______
     Total liabilities                  1,242,679   855,652     45.2
                                        _________  ________   ______

Total stockholders' equity                143,193    80,680     77.5
                                        _________  ________   ______
     Total liabilities and
      stockholders' equity             $1,385,872  $936,332     48.0
                                        =========  ======== ========


                    CONSOLIDATED INCOME STATEMENTS
                        (dollars in thousands)

                                               Three Months Ended
                                                  December 31,
                                          ____________________________
                                              2003       2002   Change
                                          _________  _________  ______
                                         (unaudited)(unaudited)

Interest income:
Interest and fees on loans                  $12,612    $11,428    10.4 %
Interest on federal funds sold                   23         82   (72.0)
Interest on interest earning deposits             4        -        -

Interest and dividends on securities:
     Taxable interest income                  2,729      2,457    11.1
     Interest income exempt from federal
      income taxes                              260        163    59.5
     Dividends                                   22         55   (60.0)
                                          _________  _________  ______
     Total interest income                   15,650     14,185    10.3
                                          _________  _________  ______

Interest expense:
Interest on deposits                          3,134      3,669   (14.6)
Interest on borrowings                          169        249   (32.1)
                                          _________  _________  ______
     Total interest expense                   3,303      3,918   (15.7)
                                          _________  _________  ______

Net interest income                          12,347     10,267    20.3
Provision for loan and lease losses             535        615   (13.0)
                                          _________  _________  ______
Net interest income after provision for
 loan & lease losses                         11,812      9,652    22.4
                                          _________  _________  ______

Non-interest income:
Service fees on deposit accounts                924        659    40.2
Net gain on sale of securities                  272         69   294.2
Other                                         1,624        973    66.9
                                          _________  _________  ______
     Total non-interest income                2,820      1,701    65.8
                                          _________  _________  ______

Non-interest expense:
Salaries and benefits                         4,466      3,606    23.8
Net occupancy                                 1,272        862    47.6
Furniture and equipment                         348        267    30.3
Advertising and promotion                       274        247    10.9
Other                                         1,897      1,330    42.6
                                          _________  _________  ______
     Total non-interest expense               8,257      6,312    30.8
                                          _________  _________  ______

Income before  income taxes                   6,375      5,041    26.5
Income taxes                                  2,064      1,625    27.0
                                          _________  _________  ______
     Net income                             $ 4,311    $ 3,416    26.2
                                          =========  =========  ======

Basic earnings per common share             $  0.34    $  0.35    (2.9)
Diluted earnings per common share           $  0.33    $  0.34    (2.9)



                    CONSOLIDATED INCOME STATEMENTS
                        (dollars in thousands)

                                                  Year Ended
                                                   December 31,
                                            _____________________________
                                               2003       2002    Change
                                            ________  __________ ________
                                          (unaudited)(unaudited)

Interest income:
Interest and fees on loans                   $48,982     $45,343      8.0 %
Interest on federal funds sold                   276         246     12.2
Interest on interest earning deposits             61          -        -

Interest and dividends on securities:
     Taxable interest income                   9,847      10,123     (2.7)
     Interest income exempt from federal
      income taxes                               914         599     52.6
     Dividends                                   187         189     (1.1)
                                            ________  __________ ________
     Total interest income                    60,267      56,500      6.7
                                            ________  __________ ________

Interest expense:
Interest on deposits                          13,161      16,357    (19.5)
Interest on borrowings                           713       1,121    (36.4)
                                            ________  __________ ________
     Total interest expense                   13,874      17,478    (20.6)
                                            ________  __________ ________

Net interest income                           46,393      39,022     18.9
Provision for loan and lease losses            1,815       1,500     21.0
                                            ________  __________ ________
Net interest income after provision for
 loan & lease losses                          44,578      37,522     18.8
                                            ________  __________ ________

Non-interest income:
Service fees on deposit accounts               3,485       2,581     35.0
Net gain on sale of securities                   793         564     40.6
Other                                          6,367       3,369     89.0
                                            ________  __________ ________
     Total non-interest income                10,645       6,514     63.4
                                            ________  __________ ________

Non-interest expense:
Salaries and benefits                         16,994      13,673     24.3
Net occupancy                                  4,577       3,438     33.1
Furniture and equipment                        1,327       1,124     18.1
Advertising and promotion                      1,412       1,295      9.0
Other                                          6,929       5,533     25.2
                                            ________  __________ ________
     Total non-interest expense               31,239      25,063     24.6
                                            ________  __________ ________

Income before  income taxes                   23,984      18,973     26.4
Income taxes                                   7,618       6,096     25.0
                                            ________  __________ ________
     Net income                              $16,366     $12,877     27.1
                                            ========  ========== ========

Basic earnings per common share              $  1.39     $  1.31      6.1
Diluted earnings per common share            $  1.36     $  1.30      4.6


                    Analysis of Net Interest Income
                  for the quarter ended December 31,
                        (dollars in thousands)
                              (unaudited)
                                                      2003
                                         ____________________________
                                           Average            Average
                                           Balance   Interest  Rate
                                         __________ ________  _______

                 Assets
Interest earning assets:
Loans (1)                                $  780,326  $12,653     6.49 %
Taxable securities (4)                      404,426    2,751     2.72
Tax-exempt securities (2) (4)                32,320      371     4.59
Interest earning deposits                     1,012        4     1.58
Federal funds sold                           10,047       23     0.92
                                         __________ ________  _______
     Total interest-earning assets        1,228,131   15,802     5.15

Non-interest earning assets:
Cash and due from banks                      34,576
Allowance for loan and lease losses          (9,495)
Other assets                                120,395
                                         __________
     Total assets                        $1,373,607
                                         ==========

    Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $  959,890    3,134     1.31
Borrowings                                   32,732      169     2.07
                                         __________ ________   ______
     Total interest-bearing liabilities     992,622    3,303     1.33
                                                    ________

Non-interest bearing liabilities
Demand deposits                             223,367
Other liabilities                            15,807
                                         __________
     Total liabilities (3)                1,231,796
Stockholders' equity                        141,811
                                         __________
     Total liabilities and stockholders'
      equity                             $1,373,607
                                         ==========

Net interest income (tax-equivalent
 basis)                                               12,499    3.82
Tax-equivalent basis adjustment                         (152)
                                                    ________
     Net interest income                             $12,347
                                                    ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.07 %

----------------------------------------------------------------------

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.



                    Analysis of Net Interest Income
                  for the quarter ended December 31,
                        (dollars in thousands)
                              (unaudited)

                                                        2002
                                            __________________________
                                             Average           Average
                                             Balance  Interest  Rate
                                            _________ ________ _______

                  Assets
Interest earning assets:
Loans (1)                                    $620,840  $11,475    7.39 %
Taxable securities (4)                        211,099    2,512    4.76
Tax-exempt securities (2) (4)                  16,743      244    5.83
Interest earning deposits                          -        -       -
Federal funds sold                             24,339       82    1.35
                                            _________ ________ _______
     Total interest-earning assets            873,021   14,313    6.56


Non-interest earning assets:
Cash and due from banks                        21,660
Allowance for loan and lease losses            (6,902)
Other assets                                   37,809
                                            _________
     Total assets                            $925,588
                                            =========

   Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                    $694,451    3,669    2.11
Borrowings                                     32,089      249    3.09
                                            _________ ________ _______
     Total interest-bearing liabilities       726,540    3,918    2.16


Non-interest bearing liabilities
Demand deposits                               118,356
Other liabilities                              12,286
                                            _________
     Total liabilities (3)                    857,182
Stockholders' equity                           80,477
                                            _________
     Total liabilities and stockholders'
      equity                                 $937,659
                                            =========

Net interest income (tax-equivalent basis)              10,395    4.40
Tax-equivalent basis adjustment                            (98)
                                                      ________
     Net interest income                               $10,297
                                                      ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                           4.76 %

______________________________________________________________________

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.


                    Analysis of Net Interest Income
                    for the year ended December 31,
                        (dollars in thousands)
                              (unaudited)

                                                      2003
                                         _____________________________
                                           Average            Average
                                           Balance   Interest  Rate
                                         __________  ________ ________

                 Assets
Interest earning assets
Loans (1)                                $  729,581   $49,142     6.74 %
Taxable securities (4)                      304,418    10,034     3.30
Tax-exempt securities (2) (4)                27,737     1,287     4.64
Interest earning deposits                     5,810        61     1.05
Federal funds sold                           25,827       276     1.07
                                         __________  ________
     Total interest-earning assets        1,093,373    60,800     5.56
                                                     ________

Non-interest earning assets
Cash and due from banks                      34,316
Allowance for loan and lease losses          (8,762)
Other assets                                 96,646
                                         __________
     Total assets                        $1,215,573
                                         ==========

  Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                $  867,917   13,161    1.52
Borrowings                                   27,875      713    2.56
                                         __________  _______
     Total interest-bearing liabilities     895,792   13,874    1.55
                                                     _______

Non-interest bearing liabilities
Demand deposits                             183,451
Other liabilities                            15,434
                                         __________
     Total liabilities (3)                1,094,677
Stockholders' equity                        120,896
                                         __________
     Total liabilities and stockholders'
      equity                             $1,215,573
                                         ==========

Net interest income (tax-equivalent
 basis)                                               46,926    4.01
Tax-equivalent basis adjustment                         (533)
                                                     _______
     Net interest income                             $46,393
                                                     =======

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.29 %

______________________________________________________________________

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.


                    Analysis of Net Interest Income
                    for the year ended December 31,
                        (dollars in thousands)
                              (unaudited)


                                                       2002
                                           ___________________________
                                            Average           Average
                                            Balance  Interest  Rate
                                           ________  ________ ________
                  Assets
Interest earning assets
Loans (1)                                  $611,659   $45,496     7.44 %
Taxable securities (4)                      200,257    10,312     5.15
Tax-exempt securities (2) (4)                14,545       822     5.65
Interest earning deposits
Federal funds sold                           15,730       246     1.56
                                           ________  ________
     Total interest-earning assets          842,191   $56,876     6.75
                                                     ________

Non-interest earning assets
Cash and due from banks                      20,635
Allowance for loan and lease losses          (6,572)
Other assets                                 41,303
                                           ________
     Total assets                           897,557
                                           ========

   Liabilities and stockholders' equity
Interest-bearing liabilities
Interest bearing deposits                   666,366    16,357     2.45
Borrowings                                 $ 29,064     1,121     3.86
                                           ________  ________
     Total interest-bearing liabilities     695,430    17,478      2.51
                                                     ________

Non-interest bearing liabilities
Demand deposits                             115,714
Other liabilities                            12,175
     Total liabilities (3)                  823,319
Stockholders' equity                         74,238
                                           ________
     Total liabilities and stockholders'
      equity                                897,557
                                           ========

Net interest income (tax-equivalent basis)             39,398    4.24
Tax-equivalent basis adjustment                          (376)
                                                     ________
     Net interest income                              39,022
                                                     ========

Net interest income as a percent of
 interest-earning assets (tax-equivalent
 basis)                                                         4.68 %

----------------------------------------------------------------------

(1) Nonaccrual loans and any related interest recorded have been included in computing the average rate earned on the loan portfolio. When applicable, tax exempt loans are computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(2) Computed on a fully taxable equivalent basis using the corporate federal tax rate of 34%.
(3) All deposits are in domestic bank offices.
(4) The average balances are based on historical cost and do not reflect unrealized gains or losses.


        STATEMENT OF CONDITION - SELECTED DATA (Period Ending)

                      December   September     3      December   12
                        31,         30,      month       31,    month
                       2003        2003     Change      2002   Change
                     _________  __________  ______   ________  _____
                    (unaudited) (unaudited)         (unaudited)

Loans               $  796,581  $  783,686     1.6 % $615,641   29.4 %
Securities             452,060     410,217    10.2    252,512   79.0
Earning assets       1,248,653   1,208,823     3.3    878,803   42.1
Total Assets         1,385,872   1,349,144     2.7    936,334   48.0
Deposits             1,156,798   1,164,783    (0.7)   815,672   41.8
Borrowings              72,109      28,619   152.0     27,390  163.3
Shareholders' equity   143,193     141,029     1.5     80,680   77.5

Leverage ratio (1)        6.45 %      6.14 %             8.10 %
Risk weighted
 ratios: (1)
     Tier 1               9.64        9.32              11.85
     Total               10.76       10.44              12.93

(1) Estimates at December 31, 2003

                             Asset quality

                                      Quarter ended
                    ________________________________________________
Net charge offs     $      249  $      667   (62.7)% $    116  114.7 %
Loan loss allowance     (9,641)     (9,355)    3.1     (7,207)  33.8

Nonperforming loans $    8,570  $    7,923     8.2   $  5,963   43.7
Foreclosed real
 estate & other
 repossessed assets        230         251    (8.4)       176   30.7
                     ---------  ----------  ------   -------- ------
    Total
     Nonperforming
     assets ("NPA") $    8,800  $    8,174     7.7   $  6,139   43.3
                     ==========  ==========  ======   ======== ======

Ratio's
____________________
Net charge offs as %
 of average loans
 (annualized)             0.13 %      0.34        %      0.07 %
Loan loss allowance
 as % of period-end
 loans                    1.21        1.19               1.17
Loan loss allowance
 as % of
 nonperforming loans     112.5       118.1              120.9
NPA's as a percent
 of loans +
 foreclosed assets        1.10        1.04               1.00


                              Year ended
                     _____________________________
                      December    December   12
                         31,         31,    month
                        2003        2002    Change
                     _________ ___________ _______

Net charge offs      $   1,310  $      862  $  448
Net charge offs as %
 of average loans
 (annualized)             0.18 %      0.14 %  0.04 %


                             PROFITABILITY
                              (dollars in
                           thousands, except
                            per share data)

                                         Quarter ended
                     _________________________________________________
                        December   September   3      December   12
                           31,       30,     month       31,    month
                          2003      2003     Change     2002   Change
                       ________   ________   _____   _________ ______
                     (unaudited) (unaudited)        (unaudited)

Net interest income
 (taxable equivalent)   $12,499    $12,755    (2.0)%   $10,395   20.2 %
Provision for loan
 and lease losses           535        485    10.3         615  (13.0)
Net gain on sale of
 securities                 272        501   (45.7)         69  294.2
Non-interest income,
 excluding net gain
 on sale of
 securities               2,548      2,834   (10.1)      1,632   56.1
Non-interest expense      8,257      8,758    (5.7)      6,312   30.8
Net income              $ 4,311    $ 4,511    (4.4)    $ 3,416   26.2

Basic earnings per
 common share           $  0.34    $  0.35    (2.9)% $    0.35   (2.9)%
Diluted earnings per
 common share              0.33       0.35    (5.7)       0.34   (2.9)
Dividends declared
 per common share          0.11       0.11       -        0.10   10.0
Special dividends
 declared per common
 share                        -          -       -        0.04 (100.0)
Book value per common
 share - end of
 period                 $ 11.18    $ 11.02     1.5     $  8.21   36.2

Shares outstanding -
 end of period           12,810     12,793     0.1       9,825   30.4
Weighted average
 shares outstanding
     Basic                12,804     12,772     0.3     9,824    30.3
     Diluted              13,043     12,970     0.6     9,956    31.0

Return on average
 assets                     1.26 %     1.34 %            1.48 %
Return on average
 equity                    12.16      12.93             16.98
Net interest margin         4.07       4.29              4.76


                     _______________________________
                       December     December   12
                           31,         31,    month
                          2003        2002    Change
                       _______     _________ _______
                     (unaudited) (unaudited)

Net interest income
 (taxable equivalent)  $46,926       $39,398    19.1 %
Provision for loan
 and lease losses        1,815         1,500    21.0
Net gain on sale of
 securities                793           564    40.6
Non-interest income,
 excluding net gain
 on sale of
 securities              9,852         5,950    65.6
Non-interest expenses   31,239        25,063    24.6
Net income             $16,366       $12,877    27.1

Basic earnings per
 common share          $  1.39       $  1.31     6.1 %
Diluted earnings per
 common share & share
 equivalents              1.36          1.30     4.6
Dividends declared
 per common share         0.44          0.40    10.0
Special dividends
 declared per common
 share                       -          0.04  (100.0)
Book value per common
 share - end of
 period                $ 11.18       $  8.21    36.2

Shares outstanding -
 end of period          12,810         9,825    30.4
Weighted average
 shares outstanding
     Basic              11,816         9,809    20.5
     Diluted            11,991         9,933    20.7

Return on average
 assets                    1.35 %     1.43 %
Return on average
 equity                   13.54      17.35
Net interest margin        4.29       4.68
